Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (No. 333-205430) of Kinder Morgan, Inc. of our report dated February 5, 2021 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Kinder Morgan, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ PricewaterhouseCoopers LLP

Houston, TX
July 16, 2021